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                                                                  EXHIBIT 10.16

                                SUMMIT DESIGN, INC.
                                EMPLOYMENT AGREEMENT

EMPLOYEE:           Sharon L. Beelart
EFFECTIVE DATE:     January 5, 1998

This Agreement is entered into as of the above date by and between SUMMIT DESIGN, INC., a Delaware corporation ("SUMMIT") and the above-named employee ("Beelart").

1. EMPLOYMENT AND DUTIES. SUMMIT hereby employs Beelart to serve and perform in the role of Corporate Controller reporting to the Chief Financial Officer. Beelart agrees to perform the duties of this position to the best of her ability and to devote full time and attention to the transaction of SUMMIT's business.

2.   TERM AND TERMINATION.

     (a) This Agreement shall have an initial term of four (4) years, unless sooner terminated in accordance with Subsection 2(b) and/or 2(c) and/or 2(d) below. After the initial term of four (4) years, or any extension thereof, the term of the Agreement shall automatically extend for additional one (1) year period unless terminated by either party with at least thirty (30) days' advanced written notice prior to the end of the then-current term. Both parties acknowledge that the employment created herein is Employment-at-Will and may be terminated with or without cause under the terms stated herein.

     (b) In the event that Beelart notifies Summit of termination of her employment with Summit for any reason, this Agreement shall terminate as of the date of such notification. Termination under this Section 2(b) is "Resignation".

     (c) In the event that Summit notifies Beelart of termination of her employment by Summit because Beelart willfully abandoned the duties of her position or engaged in any business or criminal practice which the Chief Executive Officer reasonably determines is detrimental or harmful to the good name, goodwill, or reputation of Summit, or which does or could adversely effect the interests of Summit, then this Agreement shall terminate as of the date of such notification. Termination under this Section 2(c) is "Cause".

     (d) In the event that Summit notifies Beelart of termination of her employment by Summit for any reason other than specified in Section 2(b) and/or 2(c), this Agreement shall terminate as of the date of such notification. Termination under this Section 2(d) is "Convenience".

     (e) Notwithstanding the above, termination of this Agreement shall not release Beelart from any obligations under Sections 4, 5, 6, and 7 hereof.

3. COMPENSATION AND BENEFITS. In consideration of the services to be performed by Beelart, SUMMIT agrees to pay Beelart the compensation and extend to Beelart the benefits consisting of the following:

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     (a)  Annual Base Salary of $84,000 paid twice monthly and prorated and beginning on the first pay period following the date agreed upon by Beelart and the Chief Financial Officer.

     (b) Monthly car allowance in accordance with Exexcutive Car Allowance program policy.

     (c)  Annual bonus of 25% under the terms of the Executive Bonus Plan.

     (d)  Equity:

          Summit has granted Beelart incentive stock options. These shares are governed by the terms and conditions of the Summit Incentive Stock Options Plan ("ISO Plan").

          In addition, if more than 75% of the assets, or more than 50% of the outstanding shares of Summit are sold to another company, all of the shares granted to Beelart prior to the effective date of this agreement shall be 100% vested at closing of the transaction.

     (e) Beelart shall be provided the right to participate in the health, dental, and life insurance programs provided for the employees of Summit.

     (f) Beelart shall be granted three (3) weeks paid time off during each year of employment. This paid time off shall be available for use according to the standard policy of Summit.

     (g) In the event that this Agreement is terminated for Convenience as defined in Section 2(d), then Summit shall pay Beelart an amount per month equal to 1/12 of her Annual Base Salary at the time of termination plus all insurance benefits normally paid by Summit. This payment shall continue monthly for nine (9) months provided, however, that if Beelart accepts full-time employment from another party prior to the end of such nine (9) months, these monthly payments shall immediately terminate.

4. CONFIDENTIALITY. Beelart acknowledges that certain customer lists, design work, and related information, equipment, computer software, and other proprietary products and information, whether of a technical or non-technical nature, including but not limited to schematics, drawings, models, photographs, sketches, blueprints, printouts, and program listings of SUMMIT, collectively referred to as "Technology", were and will be designated and developed by SUMMIT at great expense and over lengthy periods of time, are secret and confidential, are unique and constitute the exclusive property and trade secrets of SUMMIT, and any use or disclosure of such Technology, except in accordance with and under the provisions of this or any other written agreements between the parties, would be wrongful and would cause irreparable injury to SUMMIT. Beelart hereby agrees that he will not, at any time, without the express written consent of SUMMIT, publish, disclose, or divulge to any person, firm, or corporation any of the Technology, nor will Beelart use, directly or indirectly, for Beelart's own benefit or the

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benefit of any other person, firm, or corporation, any of the Technology, except in accordance with this Agreement or other written agreements between the parties.

5.   INVENTIONS.   All original written material including programs, charts,
schematics, drawings, tables, tapes, listings, and technical documentation which are prepared partially or solely by Beelart in connection with employment by SUMMIT shall belong exclusively to SUMMIT.

6. RETURN OF DOCUMENTS. Beelart acknowledges that all originals and copies of records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of SUMMIT or containing any confidential information of SUMMIT shall be the sole and exclusive property of SUMMIT, and shall be returned to SUMMIT upon the termination of employment for any reason whatsoever or upon the written request of SUMMIT.

7. COMPLIANCE. Beelart agrees to comply with all of SUMMIT's written employment policies, guidelines, and procedures as contained in an employment manual, including revisions and additions thereto.

8. INJUNCTION. In addition to all other legal rights and remedies, SUMMIT shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief of any actual or threatened violation of any term hereof without requirement of bond, as well as an equitable accounting of all profits or benefits arising out of such violation.

9. WAIVER. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

10. DISPUTES. The legal relations of the parties hereunder, and all other matters hereunder, shall be governed by the laws of the State of Oregon. Unresolved disputes shall be resolved in a court of competent jurisdiction in Washington County, Oregon, and all parties hereto consent to the jurisdiction of such court.

11. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter herein. No modification of amendment hereof is effective unless in writing and signed by both parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first herein above written.


"EMPLOYER":                            SUMMIT:
                                       A Delaware Corporation


                                       /s/ Larry J. Gerhard
                                       -----------------------------------
                                       Larry J. Gerhard
                                       Chief Executive Officer, SUMMIT




"EMPLOYEE":                            BEELART:


                                       /s/ Sharon L. Beelart
                                       -----------------------------------
                                       Sharon L. Beelart







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